EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-C24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the RTL Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the RTL Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the RTL Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Muse & Eden Pointe Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Muse & Eden Pointe Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Muse & Eden Pointe Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Muse & Eden Pointe Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Muse & Eden Pointe Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Outlet Shoppes at Atlanta Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Outlet Shoppes at Atlanta Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Outlet Shoppes at Atlanta Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Outlet Shoppes at Atlanta Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Outlet Shoppes at Atlanta Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sugar Land Town Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Sugar Land Town Square Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Sugar Land Town Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sugar Land Town Square Mortgage Loan, Park Bridge Lender Services, as Operating Advisor for the Sugar Land Town Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Arundel Mills and Marketplace Mortgage Loan, Argentic Services Company, as Special Servicer for the Arundel Mills and Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Arundel Mills and Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Arundel Mills and Marketplace Mortgage Loan, BellOak, LLC, as Operating Advisor for the Arundel Mills and Marketplace Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Arundel Mills and Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the BLE Portfolio Mortgage Loan, Argentic Services Company, as Special Servicer for the BLE Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the BLE Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BLE Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the BLE Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the BLE Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Centre Pointe Portfolio Mortgage Loan, Argentic Services Company, as Special Servicer for the Centre Pointe Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Centre Pointe Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Centre Pointe Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Centre Pointe Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Centre Pointe Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the La Primavera Mortgage Loan, Argentic Services Company, as Special Servicer for the La Primavera Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the La Primavera Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the La Primavera Mortgage Loan, BellOak, LLC, as Operating Advisor for the La Primavera Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the La Primavera Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Blackbird Portfolio Mortgage Loan, Argentic Services Company, as Special Servicer for the Blackbird Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Blackbird Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Blackbird Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Blackbird Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Blackbird Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Axis Apartments Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Axis Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Axis Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Axis Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Axis Apartments Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Woodfield Mall Mortgage Loan, KeyBank National Association, as Special Servicer for the Woodfield Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Woodfield Mall Mortgage Loan, Computershare Trust Company, National Association, as Certificate Administrator for the Woodfield Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Woodfield Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Creekside Town Center Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Creekside Town Center Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Creekside Town Center Mortgage Loan, Citibank, N.A., as Custodian for the Creekside Town Center Mortgage Loan and Park Bridge Lender Services LLC, as Operating Advisor for the Creekside Town Center Mortgage Loan.

Dated: March 12, 2025

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)